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                                  EXHIBIT 10.5

                 TERMINATION AGREEMENT DATED SEPTEMBER 27, 1995
                       BETWEEN REGISTRANT AND ATRIX, L.P.


                             TERMINATION AGREEMENT

         This Termination Agreement is made and entered into this 27th day of September, 1995 by and between Atrix Laboratories, Inc., ("Atrix"), a Delaware corporation, and Atrix, L.P., a Colorado limited partnership (the
"Partnership").

         WHEREAS, Atrix and Vipont Royalty Income Fund, Ltd., a Colorado limited partnership ("VRIF") have entered into a Technology Transfer Agreement dated August 5, 1987, a Marketing Agreement dated August 5, 1987 and a Purchase Option Agreement dated August 5, 1987 (collectively, the "Agreements"); and

         WHEREAS, VRIF has merged with and into the Partnership; and

         WHEREAS, the Partnership has succeeded to all of VRIF's rights under the Agreements; and

         WHEREAS, Atrix and the Partnership desire to terminate the Agreements on the terms set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Agreements are hereby terminated and are of no further force or effect as of the date first written above (the "Effective Date").

         2. Atrix and Partnership agree to and do hereby release and discharge one another, their partners, employees, officers, directors (both past and present), agents, heirs, successors, assigns, subsidiaries and affiliates from any and all actions, causes of action, claims, liabilities, demands, suits, debts, agreements, promises, damages and obligations of whatever nature whatsoever, whether known or unknown, including, but not limited to all claims which ever were or could have been asserted which either Atrix or the Partnership ever had or hereafter can, shall, or may have, or claim to have against each other, directly or indirectly, or in any way connected with, arising from or which may hereafter arise out of the Agreements.

         3. Atrix and the Partnership waive any and all rights and benefits conferred upon them by statute, regulation or other law which purports to otherwise restrict or limit the effect of this Termination Agreement.






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         4.      This Termination Agreement sets forth all terms, conditions and understandings between Atrix and the Partnership with respect to the termination of the Agreements, and there are no terms, conditions or understandings either oral or written between the parties hereto with regard to the termination of the Agreements other than as set forth herein. No alteration, amendment, change or addition to this Termination Agreement shall be binding unless reduced to writing and signed by all of the parties hereto.

         5. This Termination Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, this Termination Agreement is executed as of the date first written above.


                                  ATRIX LABORATORIES, INC.



                                  By:
                                       -----------------------------------
                                       John E. Urheim, Vice Chairman and
                                       Chief Executive Officer

                                  ATRIX, L.P.

                                  By:  AtrixSub, Inc., its sole general partner



                                       By:
                                           --------------------------------
                                           John E. Urheim, President





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